Exhibit 3(ii)












                          THIRD AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      AND
                                TRUST AGREEMENT
                                      OF
                            WORLD MONITOR TRUST II

                          Dated as of October 1, 2004

                                 By and Among

                     PREFERRED INVESTMENT SOLUTIONS CORP.
                  (formerly known as Kenmar Advisory Corp.),

                           WILMINGTON TRUST COMPANY

                                      and

                              THE INTERESTHOLDERS
                          from time to time hereunder

                               TABLE OF CONTENTS

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                                                                                                               Page

                                   ARTICLE I

                            DEFINITIONS; THE TRUST

         SECTION 1.1.          Definitions........................................................................1
         SECTION 1.2.          Name...............................................................................8
         SECTION 1.3.          Delaware Trustee; Business Offices.................................................8
         SECTION 1.4.          Declaration of Trust...............................................................8
         SECTION 1.5.          Purposes and Powers................................................................9
         SECTION 1.6.          Tax Treatment......................................................................9
         SECTION 1.7.          General Liability of the Managing Owner...........................................10
         SECTION 1.8.          Legal Title.......................................................................10
         SECTION 1.9.          Series Trust......................................................................10

                                  ARTICLE II

                                  THE TRUSTEE

         SECTION 2.1.          Term; Resignation.................................................................11
         SECTION 2.2.          Powers............................................................................11
         SECTION 2.3.          Compensation and Expenses of the Trustee..........................................11
         SECTION 2.4.          Indemnification...................................................................11
         SECTION 2.5.          Successor Trustee.................................................................12
         SECTION 2.6.          Liability of Trustee..............................................................12
         SECTION 2.7.          Reliance; Advice of Counsel.......................................................13

                                  ARTICLE III

                       INTERESTS; CAPITAL CONTRIBUTIONS

         SECTION 3.1.          General...........................................................................14
         SECTION 3.2.          Establishment of Series of Interests..............................................15
         SECTION 3.3.          Establishment of Classes..........................................................15
         SECTION 3.4.          Limited Interests.................................................................16
         SECTION 3.5.          Assets of Series..................................................................23
         SECTION 3.6.          Liabilities of Series.............................................................24
         SECTION 3.7.          Dividends and Distributions.......................................................26
         SECTION 3.8.          Voting Rights.....................................................................26
         SECTION 3.9.          Equality..........................................................................27
         SECTION 3.10.         Exchange of Interests.............................................................27




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                                  ARTICLE IV

                              THE MANAGING OWNER

         SECTION 4.1.          Management of the Trust...........................................................27
         SECTION 4.2.          Authority of Managing Owner.......................................................27
         SECTION 4.3.          Obligations of the Managing Owner.................................................30
         SECTION 4.4.          General Prohibitions..............................................................32
         SECTION 4.5.          Liability of Covered Persons......................................................33
         SECTION 4.6.          Indemnification of the Managing Owner.............................................34
         SECTION 4.7.          Expenses and Limitations Thereon..................................................35
         SECTION 4.8.          Compensation to the Managing Owner................................................36
         SECTION 4.9.          Other Business of Interestholders.................................................36
         SECTION 4.10.         Voluntary Withdrawal of the Managing Owner........................................36
         SECTION 4.11.         Authorization of Registration Statements..........................................37
         SECTION 4.12.         Litigation........................................................................37

                                   ARTICLE V

                            TRANSFERS OF INTERESTS

         SECTION 5.1.          General Prohibition...............................................................37
         SECTION 5.2.          Transfer of Managing Owner's General Interests....................................37
         SECTION 5.3.          Transfer of Limited Interests.....................................................38

                                  ARTICLE VI

                         DISTRIBUTION AND ALLOCATIONS

         SECTION 6.1.          Capital Accounts..................................................................41
         SECTION 6.2.          Weekly Allocations................................................................41
         SECTION 6.3.          Allocation of Profit and Loss for United States Federal Income Tax
                               Purposes..........................................................................42
         SECTION 6.4.          Allocation of Distributions.......................................................43
         SECTION 6.5.          Admissions of Interestholders; Transfers..........................................44
         SECTION 6.6.          Liability for State and Local and Other Taxes.....................................44

                                  ARTICLE VII

                                  REDEMPTIONS

         SECTION 7.1.          Redemption of Interests...........................................................44
         SECTION 7.2.          Redemption by the Managing Owner..................................................46
         SECTION 7.3.          Redemption Fee....................................................................46
         SECTION 7.4.          Exchange of Interests.............................................................46



                                      ii

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                                 ARTICLE VIII

                              THE LIMITED OWNERS

         SECTION 8.1.          No Management or Control; Limited Liability.......................................47
         SECTION 8.2.          Rights and Duties.................................................................47
         SECTION 8.3.          Limitation on Liability...........................................................48

                                  ARTICLE IX

                         BOOKS OF ACCOUNT AND REPORTS

         SECTION 9.1.          Books of Account..................................................................49
         SECTION 9.2.          Annual Reports and Monthly Statements.............................................49
         SECTION 9.3.          Tax Information...................................................................49
         SECTION 9.4.          Calculation of Net Asset Value of a Series........................................49
         SECTION 9.5.          Other Reports.....................................................................50
         SECTION 9.6.          Maintenance of Records............................................................50
         SECTION 9.7.          Certificate of Trust..............................................................50
         SECTION 9.8.          Registration of Interests.........................................................50

                                   ARTICLE X

                                  FISCAL YEAR

         SECTION 10.1.         Fiscal Year.......................................................................51

                                  ARTICLE XI

                    AMENDMENT OF TRUST AGREEMENT; MEETINGS

         SECTION 11.1.         Amendments to the Trust Agreement.................................................51
         SECTION 11.2.         Meetings of the Trust.............................................................52
         SECTION 11.3.         Action Without a Meeting..........................................................53

                                  ARTICLE XII

                                     TERM

         SECTION 12.1.         Term..............................................................................53

                                 ARTICLE XIII

                                  TERMINATION

         SECTION 13.1.         Events Requiring Dissolution of the Trust or any Series...........................53
         SECTION 13.2.         Distributions on Dissolution......................................................55
         SECTION 13.3.         Termination; Certificate of Cancellation..........................................56


                                     iii


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                                  ARTICLE XIV

                               POWER OF ATTORNEY

         SECTION 14.1.         Power of Attorney Executed Concurrently...........................................56
         SECTION 14.2.         Effect of Power of Attorney.......................................................56
         SECTION 14.3.         Limitation on Power of Attorney...................................................57

                                  ARTICLE XV

                                 MISCELLANEOUS

         SECTION 15.1.         Governing Law.....................................................................57
         SECTION 15.2.         Provisions In Conflict With Law or Regulations....................................58
         SECTION 15.3.         Construction......................................................................58
         SECTION 15.4.         Notices...........................................................................58
         SECTION 15.5.         Counterparts......................................................................59
         SECTION 15.6.         Binding Nature of Trust Agreement.................................................59
         SECTION 15.7.         No Legal Title to Trust Estate....................................................59
         SECTION 15.8.         Creditors.........................................................................59
         SECTION 15.9.         Integration.......................................................................59

EXHIBIT A
         Certificate Of Trust Of World Monitor Trust II..........................................................61

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                                      iv

                            WORLD MONITOR TRUST II

                THIRD AMENDED AND RESTATED DECLARATION OF TRUST
                              AND TRUST AGREEMENT

                  This THIRD AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of WORLD MONITOR TRUST II ("Trust Agreement") is made and entered into as of the 1st day of October, 2004, by and among PREFERRED INVESTMENT SOLUTIONS CORP., (formerly known as Kenmar Advisory Corp.), a Connecticut corporation (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the "Trustee"), and the INTERESTHOLDERS from time to time hereunder.

                  WHEREAS, the parties (or their predecessors) entered into a Declaration of Trust and Trust Agreement dated April 22, 1999 and amended the same on May 15, 1999 and March 28, 2002 (the "Amended and Restated Trust Agreement"); and

                  WHEREAS, the parties hereto desire to amend certain provisions of the Amended and Restated Trust Agreement related to the governance of the Trust and to restate in detail and in their entirety their respective rights and duties relating to the Trust.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                  ARTICLE I

                            DEFINITIONS; THE TRUST

                  SECTION 1.1 Definitions. These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

                  "Administrator" means the official or agency administering the securities laws of a state.

                  "Advisor" - see the definition of "Trading Advisor."

                  "Affiliate" - An "Affiliate" of a "person" means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any officer, director or partner of such Person, or (v) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

                  "Affiliate of the Managing Owner" means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

                  "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

                  "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as the same may be amended from time to time.

                  "Capital Contributions" means the total investment in a Program by a Participant or by all Participants, as the case may be. More specifically, the term Capital Contribution refers to the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

                  "CE Act" means the Commodity Exchange Act, as amended.

                  "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Business Trust Statute.

                  "CFTC" means the Commodity Futures Trading Commission.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

                  "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

                  "Commodity Contract" means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

                  "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period, during which additional Interests may be sold pursuant to this Agreement.

                  "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

                  "Cross Reference Sheet" means a compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement or other exhibits and justification of any deviation from the Guidelines.

                  "Dealing Day" shall have the meaning set forth in the Prospectus.

                  "Disposition Gain" means, for each Fiscal Year of the Trust, the Series' aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

                  "Disposition Loss" means, for each Fiscal Year of the Trust, the Series' aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

                  "DOL" means the United States Department of Labor.

                  "Employee Benefit Plan Investors" means Employee Benefit Plans subject to Title I of ERISA, government plans, church plans, Individual Retirement Accounts, Keogh Plans covering only self-employed persons and new employees, and Employee Benefit Plans covering only the sole owner of a business and/or his spouse.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

                  "Fiscal Year" shall have the meaning set forth in Article X hereof.

                  "Incentive Fee" shall have the meaning set forth in the Prospectus.

                  "Initial Offering Period" means the period with respect to a Series commencing with the initial effective date of the Prospectus and terminating no later than the one hundred and twentieth (120th) day following such date unless extended for up to an additional 60 days at the sole discretion of the Managing Owner.

                  "Interestholders" means the Managing Owner and all Limited Owners, as holders of Interests of a Series, where no distinction is required by the context in which the term is used.

                  "Interests" means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of a Series of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests need not be represented by certificates.

                  "Limited Owner" means any person or entity who becomes a holder of Limited Interests (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Interests purchased by it.

                  "Losses" means, for each Fiscal Year of each Series of the Trust, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

                  "Managing Owner" means Preferred Investment Solutions Corp., (formerly known as Kenmar Advisory Corp.), or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

                  "Management Fee" shall have the meaning set forth in the Prospectus.

                  "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

                  "NASAA Guidelines" means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

                  "Net Assets" means the total assets less total liabilities of the Program, determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions and any fee or expense including Net Asset fees accruing to the Program.

                  "Net Asset Value of a Series" means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

                  (a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

                  (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

                  (c) Interest earned on a Series' commodity brokerage account shall be accrued at least weekly.

                  (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

                  "Net Asset Value of a Series per Interest" means the Net Asset Value of a Series divided by the number of Interests of a Series outstanding on the date of calculation.

                  "Net Asset value Per Program Interest" - see the definition of "Net Asset Value of a Series per Interest."

                  "Net Trading Profits" means the excess, if any, of net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in margin account.

                  "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

                  "New High Net Trading Profits" shall have the meaning set forth in the Prospectus.

                  "NFA" means the National Futures Association.

                  "Organization and Offering Expenses" means all expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. More specifically, Organization and Offering Expenses shall have the meaning set forth in Section 4.7 of this Trust Agreement.

                  "Participant" means the holder of a Program Interest.

                  "Person" means any natural person, partnership, limited liability company, business trust, corporation, association, "Benefit Plan Investor" (as defined in the Prospectus) or other legal entity.

                  "Pit Brokerage Fee" shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

                  "Program" means a limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. More specifically, see the definition of "Trust."

                  "Program Broker" means a Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

                  "Program Interest" means a limited partnership interest or other security representing ownership in a Program. More specifically, see the definition of "Interests."

                  "Profits" means, for each Fiscal Year of each Series of the Trust, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of a Series for such Fiscal Year shall not enter into such computations.

                  "Prospectus" means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

                  "Pyramiding" means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

                  "Redemption Date" means the Dealing Day upon which Interests held by the Interestholders may be redeemed in accordance with the provisions of Article VII hereof.

                  "Registration Statement" means a registration statement on Form S-1, as amended, filed for a Series with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Interests of a Series, as the same may at any time and from time to time be further amended or supplemented.

                  "Series" means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Business Trust Statute, the Interests of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

                  "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including a Commodity Broker who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

                  "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Interests.

                  "Trading Advisor" means Bridgewater Associates, Inc. for the Series D Interests, Graham Capital Management, L.P., for the Series E Interests and Campbell & Company, Inc. for the Series F Interests and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

                  "Trust" means the World Monitor Trust II formed pursuant to this Trust Agreement.

                  "Trust Agreement" means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.


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

                  "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

                  "Trust Estate" means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series' accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

                  "Valuation Date" means the date as of which the Net Assets of the Trust are determined or the date as of which the Net Asset Value of a Series is determined.

                  "Valuation Period" means a regular period of time between Valuation Dates.

                  "Valuation Point" means the close of business on Friday of each week or such other day as may be determined by the Managing Owner.

                  SECTION 1.2  Name.

                  The name of the Trust is "World Monitor Trust II" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

                  SECTION 1.3  Delaware Trustee; Business Offices.

                  (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Interestholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

                  (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Interestholders. The principal office of the Trust shall be at 2 American Lane, Greenwich, CT, 06801.

                  SECTION 1.4 Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Interestholders. It is the intention of the parties hereto that the Trust shall be a business trust under the Business Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware business trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the

Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Interestholders partners or members of a joint stock association except to the extent such Interestholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Interestholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Business Trust Statute in connection with the formation of the Trust under the Business Trust Statute.

                  SECTION 1.5 Purposes and Powers. The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide;
(b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a business trust may be organized under the Business Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

                  SECTION 1.6  Tax Treatment.

                  (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Interests of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Interestholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Interests of such Series with respect to the treatment of the Interests as anything other than interests in a partnership.

                  (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of each Series shall initially be the Managing Owner. The Tax Matters Partner, at the expense of each Series, shall prepare or cause to be prepared and filed each Series' tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by ss. 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Series' tax items; (B) the power to extend the statute of limitations for all Interestholders with respect to the Series' tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of a Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in the Series, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made by each Interestholder of a Series in this Section 1.6(b) is hereby approved by each Interestholder of such Series as an express condition to becoming an

Interestholder. Each Interestholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

                  (c) Each Interestholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Interestholder's Interests.

                  SECTION 1.7  General Liability of the Managing Owner.

                  (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Interests which, solely for purposes of the Business Trust Statute, will be deemed to be a separate class of Interests in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof.

                  (b)  Subject to Sections 8.1 and 8.3 hereof, no
Interestholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

                  SECTION 1.8 Legal Title. Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

                  SECTION 1.9 Series Trust. The Interests of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Business Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate business trust under the Business Trust Act, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms "Trust" or "Series" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in
Section 3804 of the Business Trust Statute.

                                  ARTICLE II

                                  THE TRUSTEE

                  SECTION 2.1  Term; Resignation.

                  (a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

                  (b) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

                  SECTION 2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Business Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Business Trust Statute and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Statute. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Business Trust Statute.

                  SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

                  SECTION 2.4 Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

                  SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Business Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

                  SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

                  (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

                  (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

                  (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

                  (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

                  (e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Interestholders unless the Managing Owner or such Interestholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

                  (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

                  SECTION 2.7  Reliance; Advice of Counsel.

                  (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

                                 ARTICLE III

                       INTERESTS; CAPITAL CONTRIBUTIONS

                  SECTION 3.1.  General.

                  (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Interests in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Interests of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

                  (b) The Managing Owner may, without Limited Owner approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.3. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes thereof.

                  (c) The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Managing Owner may divide or combine the Interests of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Interests of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Interest dividend or split-up), all without action or approval of the Limited Owners. All Interests when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Interests, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust. The Interests of each Series shall initially be divided into two classes:
General Interests and Limited Interests.

                  (d) The Managing Owner and/or its Affiliates will make and maintain a permanent investment in each Series as more specifically set forth in Section 3.4.

                  (e) No certificates or other evidence of beneficial ownership of the Interests will be issued.

                  (f) Every Interestholder, by virtue of having purchased or otherwise acquired an Interest, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

                  SECTION 3.2.  Establishment of Series of Interests.

                  (a) Without limiting the authority of the Managing Owner set forth in Section 3.2(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates three initial Series, as follows:

                        Series D, Series E and Series F

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b).

                  (b) The establishment and designation of any Series of Interests other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

                  SECTION 3.3. Establishment of Classes. The division of any Series into two or more classes and the establishment and designation of such classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Interests outstanding of any particular class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

                  SECTION 3.4.  Limited Interests.

                  (a)  Offer of Series D Limited Interests.

                       (i) Series D Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series D Limited Interest, a maximum of 500,000 Limited Interests ($50 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.

                       (ii) Effect of the Sale of at least 50,000 Series D Interests. In the event that at least 50,000 Series D Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series D Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series D Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series D of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series D Interests, as soon as practicable after the termination of the Series D Initial Offering Period. Such accepted subscribers will be deemed Series D Limited Owners at such time as such admission is reflected on the books and records of Series D of the Trust.

                       (iii) Paid-In Capital if at least 50,000 Series D Interest Are Sold. In the event that at least 50,000 Series D Limited Interests are sold during the Initial Offering Period, Series D shall have paid-in capital of not less than $5,050,500 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in Section 3.4(a)(v) hereof).

                       (iv) Effect of the Sale of Less than 50,000 Series D Interests. In the event that at least 50,000 Series D Limited Interests are not sold during the Initial Offering Period for the Series D Interests, all proceeds of the sale of Series D Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series D Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series D.

                       (v) Required Contribution of Managing Owner. In the event that 50,000 or more of the Series D Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering
         Period for the Series D Interests, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series D an amount, which, when added to the total contributions to Series D by all Series D Interestholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $50,500 (including the Managing Owner's and/or its Affiliates' Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall contribute in cash to the capital of Series D an amount not less than 1.01% of any additional Capital Contributions received from the Series D Limited Owners. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series D Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series D General Interests. The Managing
         Owner and/or its Affiliates shall, with respect to any Series D Interests owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series D Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Interests of the Managing Owner and/or its Affiliates in Series D) in each material item of Series D income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

                       (vi) Offer of Series D Limited Interests After Initial Offering Period. In the event that 50,000 or more of the Series D Limited Interests are sold during the Initial Offering Period for the Series D Interests, the Trust may continue to offer Series D Limited Interests and admit additional Series D Limited Owners and/or accept additional contributions from existing Series D Limited Owners pursuant to the Prospectus.

                       Each additional Capital Contribution to Series D during the Series D Continuous Offering Period by an existing Series D Limited Owner must be in a denomination which is an even multiple of $100. During the Series D Continuous Offering Period, each newly admitted Series D Limited Owner, and each existing Series D Limited Owner that makes an additional Capital Contribution to Series D, shall receive Series D Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series D Net Asset Value per Series per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

                       A Subscriber (including existing Series D Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series D Interests shall be admitted to the Trust and deemed a Series D Limited Owner with respect to that subscription on the Dealing Day which occurs at least five Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

                       (vii) Subscription Agreement. Each Series D Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series D such amount as he shall state in the Subscription Agreement which he shall execute
         (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

                       (viii) Escrow Agreement. All proceeds from the sale of Series D Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Chase Manhattan Bank, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series D Interests. In the event subscriptions for at least 50,000 of the Series D Interests are received and accepted during the Initial Offering for the Series D Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series D Limited Interests during its Initial Offering Period will be contributed to Series D, for which the Series D Limited Owners will receive additional Series D Interests on a pro rata basis (taking into account time and amount of deposit).

                       (ix) Optional Purchase of Series D Limited Interests. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series D Limited Interests and will be treated as Series D Limited Owners with respect to such Interests. In addition to the Series D Interests required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(a)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series D Limited Interests as it or they determine in its or their discretion.

                  (b)  Offer of Series E Limited Interests.

                       (i) Series E Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series E Limited Interest, a maximum of 500,000 Series E Limited Interests ($50 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Series E Limited Interests as it deems appropriate.

                       (ii) Effect of the Sale of at least 50,000 Series E Interests. In the event that at least 50,000 Series E Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series E Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series E Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series E of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series E Interests, as soon as practicable after the termination of the Series E Initial Offering Period. Such accepted subscribers will be deemed Series E Limited Owners at such time as such admission is reflected on the books and records of Series E of the Trust.

                      (iii) Paid-In Capital if at least 50,000 Series E Interests Are Sold. In the event that at least 50,000 Series E Limited Interests are sold during the Initial Offering Period, Series E shall have paid-in capital of not less than $5,050,500 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in Section 3.4(b)(v) hereof).

                       (iv) Effect of the Sale of Less than 50,000 Series E Interests. In the event that at least 50,000 Series E Limited Interests are not sold during the Initial Offering Period for the Series E Interests, all proceeds of the sale of Series E Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten Business Days after the conclusion of the Initial Offering Period for the Series E Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series E.

                       (v) Required Contribution of Managing Owner. In the event that 50,000 or more of the Series E Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering
         Period for the Series E Interests, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series E an amount, which, when added to the total contributions to Series E by all Series E Interestholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $50,500 (including the Managing Owner's and/or its Affiliates' Capital Contributions). Thereafter, the Managing Owner and/or its Affiliates shall contribute in cash to the capital of Series E an amount not less than 1.01% of any additional Capital Contributions received from the Series E Limited Owners. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series E Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series E General Interests. The Managing
         Owner and/or its Affiliates shall, with respect to any Series E Interests owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series E Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Interests of the Managing Owner and/or its Affiliates in Series E) in each material item of Series E income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

                       (vi) Offer of Series E Limited Interests After Initial Offering Period. In the event that 50,000 or more of the Series E Limited Interests are sold during the Initial Offering Period for the Series E Interests, the Trust may continue to offer Series E Limited Interests and admit additional Series E Limited Owners and/or accept additional contributions from existing Series E Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

                  Each additional Capital Contribution to Series E during the Series E Continuous Offering Period by an existing Series E Limited Owner must be in a denomination which is an even multiple of $100. During Series E Continuous Offering Period, each newly admitted Series E Limited Owner, and each existing Series E Limited Owner that makes an additional Capital Contribution to Series E, shall receive Series E Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series E Net Asset Value per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

                  A Subscriber (including existing Series E Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series E Interests shall be admitted to the Trust and deemed a Series E Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

                       (vii) Subscription Agreement. Each Series E Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series E such amount as he shall state in the Subscription Agreement which he shall execute
         (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

                       (viii) Escrow Agreement. All proceeds from the sale of Series E Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Chase Manhattan Bank, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series E Interests. In the event subscriptions for at least 50,000 of the Series E Interests are received and accepted during the Initial Offering for the Series E Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series E Limited Interests during its Initial Offering Period will be contributed to Series E, for which the Series E Limited Owners will receive additional Series E Interests on a pro rata basis (taking into account time and amount of deposit).

                       (ix) Optional Purchase of Series E Limited Interests. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series E Limited Interests and will be treated as Series E Limited Owners with respect to such Interests. In addition to the Series E Interests required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(b)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series E Limited Interests as it or they determine in its or their discretion.

                  (c)  Offer of Series F Limited Interests.

                       (i) Series F Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series F Limited Interest, a maximum of 500,000 Series F Limited Interests $50 million). No fractional Limited Interests shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.

                       (ii) Effect of the Sale of at least 50,000 Series F Interests. In the event that at least 50,000 Series F Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series F Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series F Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series F of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series F Interests, as soon as practicable after the termination of the Series F Initial Offering Period. Such accepted subscribers will be deemed Series F Limited Owners at such time as such admission is reflected on the books and records of Series F of the Trust.

                       (iii) Paid-In Capital if at least 50,000 Series F Interests Are Sold. In the event that at least 50,000 Series F Limited Interests are sold during the Initial Offering Period, Series F shall have paid-in capital of not less than $5,050,500 (including the Managing Owner's contribution for the General Interests as provided in Section 3.1(d) and in Section 3.4(c)(v) hereof).

                       (iv) Effect of the Sale of Less than 50,000 Series F Interests. In the event that at least 50,000 Series F Limited Interests are not sold during the Initial Offering Period for the Series F Interests, all proceeds of the sale of Series F Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten Business Days after the conclusion of the Initial Offering Period for the Series F Interests

         (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series F.

                       (v) Required Contribution of Managing Owner. In the event that 50,000 or more of the Series F Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering
         Period for the Series F Interests, the Managing Owner and/or its Affiliates shall be required to contribute in cash to the capital of Series F an amount, which, when added to the total contributions to Series F by all Series F Interestholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $50,500 (including the Managing Owner's and its Affiliates' Capital Contributions. Thereafter, the Managing Owner and/or its Affiliates shall contribute in cash to the capital of Series F an amount not less than 1.01% of any additional Capital Contributions received from the Series F Limited Owners. The Managing Owner and/or its Affiliates may, but are not obligated to, make additional Capital Contributions at any time during the Series F Initial or Continuous Offering Periods. The Managing Owner and/or its Affiliates will receive Series F General Interests. The Managing Owner and/or its Affiliates shall, with respect to any Series F Interests owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series F Limited Owner, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner and/or its Affiliates (without regard to any Limited Interests of the Managing Owner and/or its Affiliates in Series F) in each material item of Series F income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

                       (vi) Offer of Series F Limited Interests After Initial Offering Period. In the event that 50,000 or more of the Series F Limited Interests are sold during the Initial Offering Period for the Series F Interests, the Trust may continue to offer Series F Limited Interests and admit additional Series F Limited Owners and/or accept additional contributions from existing Series F Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

                            Each additional Capital Contribution to Series F during the Series F Continuous Offering Period by an existing Series F Limited Owner must be in a denomination which is an even multiple of $100. During Series F Continuous Offering Period, each newly admitted Series F Limited Owner, and each existing Series F Limited Owner that makes an additional Capital Contribution to Series F, shall receive Series F Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series F Net Asset Value per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

                            A Subscriber (including existing Series F Limited Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series F Interests shall be admitted to the Trust and deemed a Series F Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five Business Days after the Subscriber's Subscription Agreement or Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

                       (vii) Subscription Agreement. Each Series F Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series F such amount as he shall state in the Subscription Agreement which he shall execute
         (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

                       (viii) Escrow Agreement. All proceeds from the sale of Series F Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Chase Manhattan Bank, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series F Interests. In the event subscriptions for at least 50,000 of the Series F Interests are received and accepted during the Initial Offering for the Series F Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series F Limited Interests during its Initial Offering Period will be contributed to the Series F, for which the Series F Limited Owners will receive additional Series F Interests on a pro rata basis (taking into account time and amount of deposit).

                       (ix) Optional Purchase of Series F Limited Interests. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series F Limited Interests and will be treated as Series F Limited Owners with respect to such Interests. In addition to the Series F Interests required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(c)(v), the Managing Owner and/or its Affiliates also may purchase any number of Series F Limited Interests as it or they determine in its or their discretion.

                  (d) Termination of the Trust. If the minimum number of Interests in each Series being offered are not sold during the Initial Offering Period for each Series, then the Trust shall be terminated, and the Managing Owner shall cause the certificate of cancellation required by Section 3810 of the Business Trust Statute to be filed.

                  SECTION 3.5. Assets of Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes.

                  SECTION 3.6.  Liabilities of Series.

                  (a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Interestholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

                  (b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets of the Trust generally or (ii) of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of
Section 3804 of the Business Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Interest, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Interests represented thereby to that Series and its assets.

                  (c)

                       (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, "Claims and Interests"), if any, of the Managing Owner and the Trustee (the "Subordinated Claims") incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the "Applicable Series") and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series;

                       (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

                       (iii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

                       (iv) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. ss. 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

                       (v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

                       (vi) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

                  (d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Interestholder, will include language substantially similar to the language set forth in Section 3.6(c).

                  SECTION 3.7.  Dividends and Distributions.

                  (a) Dividends and distributions on Interests of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Interestholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Interests in a particular Series or class thereof shall be distributed pro rata to the Interestholders in that Series or class in proportion to the total outstanding Interests in that Series or class held by such Interestholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Interests of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Interestholder of the mode of the making of such dividend or distribution to that Interestholder.

                  (b) The Interests in a Series or a class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class. Each Interestholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a holder of Interests in a Series or a class, such Interestholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Interestholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

                  SECTION 3.8. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Interestholders of a Series, each Interestholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Interest multiplied by the number of Interests, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Interests of more than one Series, the Interestholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

                  SECTION 3.9. Equality. Except as provided herein or in the instrument designating and establishing any class or Series, all Interests of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Interest of any particular Series or classes shall be equal to each other Interest of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Interests of the same Series or class. The Managing Owner may from time to time divide or combine the Interests of any particular Series or class into a greater or lesser number of Interests of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Interestholders of any other Series or class.

                  SECTION 3.10. Exchange of Interests. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Interestholders of any Series shall have the right to exchange said Interests into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Interestholders of any class of a particular Series shall have the right to exchange said Interests into one or more other classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner.

                                  ARTICLE IV

                              THE MANAGING OWNER

                  SECTION 4.1. Management of the Trust. Pursuant to Section 3806 of the Business Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

                  SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Business Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust or any Series in the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

                  (a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Interests and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

                       (i) commodity brokerage services, provided, however, that in no event shall the fees payable by the Trust for such services exceed 14% annually of the average Net Asset Value of each Series, excluding the Series' assets not directly related to trading activity, which fees shall include fees related to out-of-pocket brokerage expenses, in accordance with limitations imposed by Section IV of the NASAA Guidelines on May 15, 1999; and provided further, to the extent that such limitations are amended to become more restrictive, such fees will not exceed such more restrictive limitations; and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and

                       (ii) (A) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of each Series, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the Management Fees and Incentive Fees payable by the Trust for such services exceed 6% of a Series' Net Asset Value and 15% of a Series' New High Net Trading Profits, respectively, except that for each 1% reduction in Management Fees plus administrative expenses set forth in the first proviso to (B) below 6% of a Series' Net Asset Value, Incentive Fees may be increased by an additional 2% of Net High Net Trading Profits; and (B) administrative services necessary to the prudent operation of the Trust, provided, however, that notwithstanding any other provision of this Agreement, in no event shall the fees payable by the Trust for administrative services (which do not include Management Fees, Incentive Fees, or commodity brokerage services, third party legal and audit charges or extraordinary expenses), when combined with Management Fees, exceed
         6% annually of the Net Asset Value of each Series, each in accordance with the limitations set forth in Section IV of the NASAA Guidelines on May 15, 1999; provided, however, that to the extent that such limitations are amended to become more restrictive, such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience and who are also appropriately registered as may be required under federal and/or state law (e.g., all advice with respect to futures related transactions shall be required to be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust's Commodities broker unless the Managing Owner is satisfied that doing so would not create a conflict of interest.

                  (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of each Series of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

                  (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

                  (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

                  (e) To pay or authorize the payment of distributions to the Interestholders and expenses of each Series;

                  (f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

                  (g) To make any elections on behalf of each Series under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Series;

                  (h) To redeem mandatorily any Limited Interests upon at least ten (10) days' prior written notice, if the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Interestholder to be deemed to be managing Plan Assets under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

                  (i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Interests of all Series (not including Interests owned by the Managing Owner) is not obtained;

                  (j) To override any trading instructions: that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in
Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

                  (k) Monitor the trading activities of the Trading Advisor so that:

                       (i) Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

                       (ii) Any Series does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than 66-2/3% of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

                  SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Business Trust Statute or this Trust Agreement, the Managing Owner shall:

                  (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

                  (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

                  (c) Retain independent public accountants to audit the accounts of each Series in the Trust;

                  (d) Employ attorneys to represent the Trust or a Series thereof;

                  (e) Use its best efforts to maintain the status of the Trust as a "business trust" for state law purposes, and of each Series of the Trust as a "partnership" for federal income tax purposes;

                  (f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust's Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

                  (g) Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon 20 Business Days' prior notice to the Limited Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners' redemption rights as set forth in Section
7.1 hereof, and (ii) consent of the Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Interests held by the Managing Owner). No increase in such fees shall take effect except at the beginning of a Fiscal Quarter following consent of the Limited Owners as provided in this subparagraph (g).

                  (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon as provided for in the Prospectus) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Business Trust Act.

                  (i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) of, and not take any affirmative action to reduce its "net worth" below, $1 million, or such higher amount as may be required under the NASAA Guidelines as they may be amended from time to time. The NASAA Guidelines define "net worth" as the excess of total assets over total liabilities as determined by generally accepted accounting principles;

                  (j) Admit substituted Limited Owners in accordance with this Trust Agreement;

                  (k) Refuse to recognize any attempted transfer or assignment of an Interest that is not made in accordance with the provisions of Article
V; and

                  (l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, each Interestholder (as provided in Section 3.4 hereof) and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any

Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to an Interestholder's voting rights hereunder or the exercise of a Limited Owner's rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten Business Days' prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

                  (m) Notify the Interestholders within seven days from the date of:

                      (i) any material change in contracts with any Series' Trading Advisor;

                      (ii) any material modification made in the calculation of the Incentive Fee paid to any Trading Advisor; and

                      (iii) any material change affecting the compensation of
                            any person compensated by a Series.

                  SECTION 4.4. General Prohibitions. The Trust or any Series shall not:

                  (a) Borrow money from or loan money to any Interestholder or other Person or any other Series, except that the foregoing is not intended to prohibit the deposit on margin with respect to the initiation and maintenance of each Series' Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that each Series is prohibited from incurring any indebtedness on a non-recourse basis;

                  (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series' account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

                  (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other Series;

                  (d) Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Interests in the Trust;

                  (e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series' open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

                  (f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

                  (g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid by a Series with respect to its commodity trading activities;

                  (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Interests) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

                  (i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

                  (j)  Enter into any exclusive brokerage contract; and

                  (k)  Operate the Trust in any manner so as to contravene
section 3804 of the Business Trust Statute.

                  SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Interestholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

                  SECTION 4.6.  Indemnification of the Managing Owner.

                  (a) The Managing Owner shall be indemnified by the Trust or a Series thereof against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for a particular Series of the Trust, provided that the Managing Owner was acting on behalf of or performing services for the relevant Series and has determined, in good faith, that such course of conduct was in the best interests of the Series and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

                  (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for each Series shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

                  (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

                  (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

                  (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

                  (f)  The term "Managing Owner" as used only in this Section
4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

                  (g) In the event the Trust or any Series is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

                  (h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

                  SECTION 4.7.  Expenses and Limitations Thereon.

                  (a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Interests. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Interests and in offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Interests, including, but not limited to, expenses such as: initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

                  (b) Subject to Section 4.2(a), all ongoing charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable Federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Interestholders; (iii) the payment of any distributions related to redemption of Interests; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing
Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the fixed fee to be paid to the Managing Owner and/or its Affiliates consistent with applicable regulatory guidelines; (x) required payments to the Trust's Trading Advisors; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the appropriate Series of the Trust, subject to such other limitations as are set forth herein concerning the limitations on the Series' liability for the liabilities of another Series, provided, however, the aggregate annual expenses set forth in subsections 4.7(b)(i),
(ii), (iii), (iv), (v), (vi), (vii), and (viii), above incurred by each
Series, shall in no event exceed, 1.5% annually of the Net Asset Value of that Series. Any expenses incurred by a Series in excess of this amount is not the responsibility of that Series.

                  (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust or any series thereof for which payment one or more Series of the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust or any Series thereof, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.

                  SECTION 4.8. Compensation to the Managing Owner. Except as provided in Sections 4.7(b)(ix) and 7.3. (with respect to the payment of redemption fees), the Managing Owner shall not, in its capacity as Managing Owner, receive any salary, fees, profits or distributions. The Managing Owner shall, in its capacity as an Interestholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

                  SECTION 4.9. Other Business of Interestholders. Except as otherwise specifically provided herein, any of the Interestholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is an Interestholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

                  SECTION 4.10. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Interests held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Interest at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

                  SECTION 4.11. Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Business Trust Statute or any applicable law, rule or regulation.

                  SECTION 4.12. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

                                  ARTICLE V

                            TRANSFERS OF INTERESTS

                  SECTION 5.1. General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Interests or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

                  SECTION 5.2.  Transfer of Managing Owner's General Interests.

                  (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner's General Interests shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing
Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

                  (b) To the full extent permitted by law, and on sixty (60) days' prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Interests, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner's Interests to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.10 or an Event of Withdrawal or assignment of Interests for purposes of Sections 5.2(a) or 5.2(c).

                  (c) Upon assignment of all of its Interests, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

                  SECTION 5.3.  Transfer of Limited Interests.

                  (a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners pursuant to this Article V only upon the consent of the Managing Owner, which may be withheld by the Managing Owner (x) if the proposed assignee does not meet the established suitability requirements, or (y) to avoid adverse legal consequences to any Series in the Trust.

                       (i) A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

                       (ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Interests with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series' transactions or to inspect the Series' books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Interests assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

                       (iii) A Limited Owner shall bear all extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Interests.

                  (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Interests shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

                       (i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner.

                       (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

                       (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

                       (iv) Upon the request of the Managing Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that
         (A) the assignment will not jeopardize the Series' tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Business Trust Statute.

                  (c) Any Person admitted to any Series as an Interestholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

                  (d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Interests, applicable federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Interests to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Interest (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of each Series of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series' income or loss; or
         (B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as an Interestholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

                       (ii) Except as specifically provided in this Trust Agreement, a permitted assignee of an Interest shall be entitled to receive distributions from the Series attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment of such Interest to him. The "effective date" of an assignment of a Limited Interest as used in this clause shall be the Dealing Day of the next succeeding week, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of an Interest in the Trust shall be the first day of the week immediately following the week in which the written instrument of assignment is received by the Managing Owner.

                       (iii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

                  (e) (i) No assignment or transfer of an Interest may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Interest transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

                       (ii) No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Interests in any combination of Series valued at less than $5,000 (or $2,000 in the case of IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

                       (iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of an Interest may be made which would result in increasing the aggregate total of Interests previously assigned and/or transferred in said period to 49% or more of the outstanding Interests of any Series. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation";
         (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive 12 month period, a transfer of an Interest would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Interest(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Interest(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Interest(s) on such date of transfer. The liquidation price shall be paid within 90 days after the date of the transfer.

                  (f) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

                  (g) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

                  (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Interestholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                                  ARTICLE VI

                         DISTRIBUTION AND ALLOCATIONS

                  SECTION 6.1. Capital Accounts. A capital account shall be established for each Interestholder on the books of the Series in which an Interest is owned (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Interestholder's book capital account shall be the amount of his initial Capital Contribution to a Series.

                  SECTION 6.2. Weekly Allocations. As of the close of business (as determined by the Managing Owner) on the Valuation Point of each week during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

                  (a) First, any increase or decrease in the Trust's Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Interestholders in the ratio that the balance of each Interestholder's book capital account bears to the balance of all Interestholders' book capital accounts; and

                  (b) Next, the amount of any distribution to be made to an Interestholder and any amount to be paid to an Interestholder upon redemption of his Interests shall be charged to that Interestholder's book capital account as of the applicable record date and Redemption Date, respectively.

                  SECTION 6.3. Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year of each Series, the Series' recognized profit and loss shall be allocated among the Interestholders pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

                  (a) First, the Profits or Losses of the Series shall be allocated pro rata among the Interestholders based on their respective book capital accounts as of the last day of each week in which such Profits or Losses accrued.

                  (b) Next, Disposition Gain or Disposition Loss from the Series' trading activities for each Fiscal Year of the Trust shall be allocated among the Interestholders as follows:

                       (i) There shall be established a tax capital account with respect to each outstanding Interest. The initial balance of each tax capital account shall be the amount paid by the Interestholder to the Series for the Interest. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Interestholder with respect to the Interest (other than on redemption of Interests); and (C) If an Interest is redeemed, the tax capital account with respect to such Interest shall be eliminated on the Redemption Date.

                       (ii) Disposition Gain realized during any week shall be allocated first among all Interestholders whose book capital accounts shall be in excess of their Interests' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholder's excesses.

                       (iii) Disposition Gain realized during any week that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Interestholders who were Interestholders during such week in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such week.

                       (iv) Disposition Loss realized during any week shall be allocated first among all Interestholders whose Interests' tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholders' excesses.

                       (v) Disposition Loss realized during any week that remains after the allocation pursuant to Section 6.3(b)(iv) above shall be allocated to those Interestholders who were Interestholders during such week in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such calendar week.

                  (c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of an Interest whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner's Interests on an Interest-equivalent basis.

                  (d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Interestholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Interestholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between an Interestholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

                  (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Interest for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of an Interest, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Interests held by the same Interestholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Interestholders (subject to the same limitation).

                  SECTION 6.4. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which a Series shall make with respect to the Interests; provided, however, that a Series shall not make any distribution that violates the Business Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Interests in the ratio in which the number of Interests held of record by each of them bears to the number of Interests held of record by all of the Interestholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of an Interest shall not exceed the book capital account for such Interest.

                  SECTION 6.5. Admissions of Interestholders; Transfers. For purposes of this Article VI, Interestholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Interests acquired by such Interestholder or in respect of additional Interests acquired by an existing Interestholder, as of the Dealing Day following the week in which such Interestholder's Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five Business Days, or in which the transfer of Interests to such Interestholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.4(b) shall be deemed admitted on the date determined pursuant to such Section. Any Interestholder to whom an Interest had been transferred shall succeed to the tax and book capital accounts attributable to the Interest transferred.

                  SECTION 6.6. Liability for State and Local and Other Taxes. In the event that any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Series income, the amount of such taxes shall be considered a loan by the Series to such Interestholder, and such Interestholder shall be liable for, and shall pay to the Series, any taxes so required to be withheld and paid over by the Series within ten (10) days after the Managing Owner's request therefor. Such Interestholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Interests of the foreign Interestholder as necessary to satisfy) interest on the amount of taxes paid over by the Series to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Series to the Interestholder in respect of its Interests so redeemed, or in respect of any other actual distribution by the Series to such Interestholder, shall be reduced by any obligations owed to the Series by the Interestholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Series from any actual distribution or redemption payment to such Interestholder shall be treated as an actual distribution to such Interestholder for all purposes of this Trust Agreement.

                                  ARTICLE VII

                                  REDEMPTIONS

                  SECTION 7.1. Redemption of Interests. The Interestholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Interestholders will be on a limited basis. Nevertheless, the Interestholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of

Interests prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

                  (a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Interest or portion thereof on the first Dealing Day following the date the Managing Owner is in receipt of an acceptable form of written notice of redemption for at least five Business Days (a "Redemption Date"). Interests will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Interest calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If an Interestholder (or permitted assignee thereof) is permitted to redeem any or all of his Interests as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Interestholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

                  (b) The value of an Interest for purposes of redemption shall be the book capital account balance of such Interest at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of an Interest shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Interestholder of record, as well as all amounts which shall be owed by all permitted assignees of such Interests, shall be deducted from the Net Asset Value of a Series of such Interests upon redemption.

                  (c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Interests (except for Interests redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within ten Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Interestholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate
Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Interests of the proportionate part of the value of redeemed Interests represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Interests will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five Business Days.

                  (d) A Limited Owner (or any permitted assignee thereof) wishing to redeem Interests must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Interests sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Interests to be redeemed and that such Interests are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within five Business Days following the Redemption Date whether or not their Interests will be redeemed, unless payment for the redeeming Interests is made within that five Business Day period, in which case the notice of acceptance of the redemption shall not be required.

                  (e) The Managing Owner may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. In addition, the Managing Owner may mandatorily redeem Interests pursuant to Section 4.2(h).

                  (f) Interests that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

                  (g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series' positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

                  SECTION 7.2. Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing Owner, the Managing Owner shall not transfer or redeem any of its General Interests to the extent that any such transfer or redemption would result in the Managing Owner and/or its Affiliates having less than a 1% interest in the Trust.

                  SECTION 7.3. Redemption Fee. The Managing Owner will receive a redemption fee, as provided in the Prospectus, of a percentage of the Net
Asset Value of an Interest of any Series redeemed during the first and second successive six-month periods following the effective date of its purchase.
This redemption fee will not be charged if the Limited Owner simultaneously
(i) exchanges the redeemed Interest or portion thereof for an Interest of equal value in another Series, or (ii) invests the redemption proceeds in another futures fund sponsored by the Managing Owner and/or its Affiliates.
The redemption fees may be waived by the Managing Owner in other circumstances as set forth in the Prospectus.

                  SECTION 7.4. Exchange of Interests. Interests in one Series may be exchanged, without applicability of redemption fees, for Interests of equivalent value of any other Series (an "Exchange") on any Dealing Day, subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the first Dealing Day following the date the Managing Owner is in receipt of an Exchange Request for at least five Business Days.

                                 ARTICLE VIII

                              THE LIMITED OWNERS

                  SECTION 8.1. No Management or Control; Limited Liability. The Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners own an Interest and profits remaining in the Series, if any. Except as provided in Section 8.3 hereof, each Limited Interest owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

                  SECTION 8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

                  (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds an Interest), provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

                  (b) The Limited Owners shall receive from the Series in which they hold Interests, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

                  (c) Except for the Limited Owners' redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Interests and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

                  (d) Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Interests held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to continue the Series as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority,
(vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on 60 days' prior written notice.

                  Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

                  SECTION 8.3.  Limitation on Liability.

                  (a) Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of any Series of the Trust in excess of his Capital Contribution to that Series and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Interests. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

                  (b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Interests) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series' Interests (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

                  (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section
3.5 and 3.6 hereof.

                                  ARTICLE IX

                         BOOKS OF ACCOUNT AND REPORTS

                  SECTION 9.1. Books of Account. Proper books of account for each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Series' business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and each Series shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

                  SECTION 9.2. Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

                  SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

                  SECTION 9.4. Calculation of Net Asset Value of a Series. Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner


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

shall make available to any Limited Owner the estimated Net Asset Value of a Series per Interest. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Interest to less than 50% of the Net Asset Value of a Series per Interest as of the end of the immediately preceding Valuation Point within seven Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof.

                  SECTION 9.5. Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Interests such changes may have. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

                  SECTION 9.6. Maintenance of Records. The Managing Owner shall maintain for a period of at least eight Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Interests owned by, all Interestholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series' federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

                  SECTION 9.7. Certificate of Trust. Except as otherwise provided in the Business Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Business Trust Statute.

                  SECTION 9.8. Registration of Interests. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust's principal place of business, an Interest Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Interests and of transfers of Interests. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Interest shall be registered in the Interest Register as the Interestholder of such Interest for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.


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

                                   ARTICLE X

                                  FISCAL YEAR

                  SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 1999. The Fiscal Year in which any Series in the Trust shall terminate shall end on the date of termination of the Series.

                                  ARTICLE XI

                    AMENDMENT OF TRUST AGREEMENT; MEETINGS

                  SECTION 11.1.  Amendments to the Trust Agreement.

                  (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Interests equal to at least 10% of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Interests equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Interests held by the Managing
Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Interests than is required to amend this Trust Agreement under this
Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Interestholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

                  (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such


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

amendments to this Trust Agreement which are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause
(iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

                  (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Interestholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

                  (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Business Trust Statute, to reflect such change.

                  (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

                  (f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

                  SECTION 11.2. Meetings of the Trust. Meetings of the Interestholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Interests equal to at least 10% of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Interestholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Interestholders may vote in person or by proxy at any such meeting.

                  SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Interestholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Interestholder to any action of the Trust or any Interestholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Interestholder given in the manner provided in Section 15.4. The vote or consent of each Interestholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Interestholder, unless the Interestholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Interestholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Interestholders in any manner other than as expressly provided in Section 15.4.

                                 ARTICLE XII

                                     TERM

                  SECTION 12.1. Term. The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

                                 ARTICLE XIII

                                  TERMINATION

                  SECTION 13.1. Events Requiring Dissolution of the Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

                  (a) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust and each Series or (ii) within 90 days of such Event of Withdrawal all the remaining Interestholders agree in writing to continue the business of the Trust and each Series and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Interestholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust and each Series thereof by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

                  (b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

                  (c) The failure to sell the Subscription Minimums (as defined in the Prospectus) of all Series or any number of Series to at least 150 subscribers during the Initial Offering Period.

                  (d) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

                  (e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

                  (f) The Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Interests of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series' termination.

                  (g) The Limited Owners of each Series holding Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Interests of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than 90 Business Days prior to the effective date of such terminations.

                  (h) The decline of the Net Asset Value of a Series of the Trust Estate by 50% from the Net Asset Value of a Series of the Trust Estate
(i) at the commencement of the Series'


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

trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

                  (i) The determination of the Managing Owner that the Series' aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust or a Series, as applicable, because the aggregate Net Asset Value of such Trust or Series as of the close of business on any Business Day declines below $10 million.

                  The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Interests except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own an Interest and any right to an audit or examination of the books of the Series in which they own an Interest, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

                  SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Series assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Interestholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Interestholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Interestholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Interestholders pursuant to Article VI. After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Interestholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

                  SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Business Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

                                  ARTICLE XIV

                               POWER OF ATTORNEY

                  SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

                  (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Interestholders under the laws of any jurisdiction;

                  (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

                  (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

                  SECTION 14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

                  (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

                  (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

                  (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Interests; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

                  Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

                  SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

                                  ARTICLE XV

                                 MISCELLANEOUS

                  SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Business Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Interestholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Business Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

                  SECTION 15.2.  Provisions In Conflict With Law or Regulations.

                  (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Business Trust Statute or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust
Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

                  (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

                  SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

                  SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Interests, notices of assignment, transfer, pledge or encumbrance of Interests, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or


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

encumbrance of Interests shall be effective upon timely receipt by the Managing Owner in writing.

                  SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

                  SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Interestholders. For purposes of determining the rights of any Interestholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Interestholders and permitted assignees, and all Interestholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

                  SECTION 15.7. No Legal Title to Trust Estate. The Interestholders shall not have legal title to any part of the Trust Estate.

                  SECTION 15.8. Creditors. No creditors of any Interestholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

                  SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.
                           WILMINGTON TRUST COMPANY,
                           as Trustee


                           By: Rosemary Kennard
                               Name:  Rosemary Kennard
                               Title: Assistant Vice President

                           PREFERRED INVESTMENT SOLUTIONS CORP.


                           By: Joseph J. Allessie
                               Name:  Joseph J. Allessie
                               Title: Secretary

                           All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of

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

                           attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner


                           By:  PREFERRED INVESTMENT SOLUTIONS CORP.


                           By: Joseph J. Allessie
                               Name:  Joseph J. Allessie
                               Title: Secretary



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


                                   EXHIBIT A

                                   RESTATED

                             CERTIFICATE OF TRUST

                                      OF

                            WORLD MONITOR TRUST II

         This Restated Certificate of Trust of World Monitor Trust II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to amend and restate the original Certificate of Trust of the Trust which was filed on April 22, 1999 under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

         The Certificate of Trust is hereby amended and restated in its entirety to read as follows:

         1. Name. The name of the trust formed hereby is World Monitor Trust
II.

         2. Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

         3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a "Series").

         4. Notice of Limitation of Liability of each Series. Pursuant to
Section 3804 of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

         5. Effective Date. This Restated Certificate of Trust shall be effective upon filing.

                                    WILMINGTON TRUST COMPANY, as Trustee


                                    By: ______________________________________
                                        Name:
                                        Title:






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